UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2013 (May 10, 2013)

CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA	30305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 949-0700

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

The 2013 annual meeting of stockholders of Cumulus Media Inc. (the “Company”) was held on May 10, 2013.

The results of voting on the proposals submitted to a vote of the Company’s stockholders at the 2013 annual meeting were as follows:

Proposal No. 1 (Election of Directors):

Nominee	Votes For	Votes Withheld	Non Votes
Lewis W. Dickey, Jr.	108,748,157	7,113,120	18,779,755
Ralph B. Everett	111,844,737	4,016,540	18,779,755
Alexis Glick	112,879,437	2,981,840	18,779,755
Jeffrey A. Marcus	112,443,000	3,418,277	18,779,755
Arthur J. Reimers	115,457,263	404,014	18,779,755
Robert H. Sheridan, III	111,828,788	4,032,489	18,779,755
David M. Tolley	112,794,320	3,066,957	18,779,755

Proposal No. 2 (Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013):

Votes For	Votes Against	Abstain	Non Votes
134,598,143	39,518	3,371	0

Proposal No. 3 (Advisory vote on executive compensation):

Votes For	Votes Against	Abstain	Non Votes
91,864,121	7,084,566	16,912,590	18,779,755

Proposal No. 4 (Advisory vote on the frequency of the advisory vote on executive compensation):

Every Year	Every Two Years	Every Three Years	Abstain	Non Votes
101,355,019	17,789	2,720,896	11,767,577	18,779,755

In accordance with the recommendation of the Board of Directors and the voting results on this advisory proposal, the Company has determined to hold an advisory vote on executive compensation annually.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

By:	/s/ J.P. Hannan
	Name:	J.P. Hannan
	Title:	Senior Vice President, Treasurer and
Chief Financial Officer

Date: May 15, 2013